JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”) by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Section 13(D) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: January 21, 2005

LIBERATION INVESTMENTS, L.P.
By:	Liberation Investment Group LLC, general partner

By:	/s/ Emanuel R. Pearlman
Emanuel R. Pearlman
General Manager

LIBERATION INVESTMENTS LTD.

By:	/s/ Emanuel R. Pearlman
Emanuel R. Pearlman
Director

LIBERATION INVESTMENT GROUP LLC

By:	/s/ Emanuel R. Pearlman
Emanuel R. Pearlman
General Manager

EMANUEL R. PEARLMAN

/s/ Emanuel R. Pearlman